Exhibit 10.6

                               FIFTH AMENDMENT TO
               AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

This Fifth Amendment, dated as of July 11, 1996, is made by and between DAKOTAH, INCORPORATED, a South Dakota corporation (the "Borrower"), and NORWEST BUSINESS CREDIT, INC., a Minnesota corporation (the "Lender").

                                    Recitals

The Borrower and the Lender have entered into an Amended and Restated Credit and Security Agreement dated as of August 17, 1995, as amended by a First Amendment to Amended and Restated Credit and Security Agreement dated as of October 5, 1995, a Second Amendment to Amended and Restated Credit and Security Agreement dated as of November 15, 1995, a Third Amendment to Amended and Restated Credit and Security Agreement dated as of March 15, 1996 and a Fourth Amendment to Amended and Restated Credit and Security Agreement dated as of June 14, 1996 (as so amended, the "Credit Agreement"). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.
                  The loan advances under the Credit Agreement are evidenced by the Borrower's First Replacement Revolving Note dated as of November 15, 1995, in the maximum principal amount of $6,000,000 and payable to the order of the Lender (the "Old Revolving Note"), and the Borrower's demand promissory note dated as of October 5, 1995, in the maximum principal amount of $1,000,000 and payable to the order of the Lender.

The Borrower has requested that certain amendments be made to the Credit Agreement. The Lender is willing to grant the Borrower's request subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1. Defined Terms. Capitalized terms used in this Fifth Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein. In addition, Section 1.1 of the Credit Agreement is amended by adding or amending, as the case may be, the following definitions:

" 'Borrowing Base' means, at any time and subject to change from time to time in the Lender's sole discretion, the lesser of:

(a) the Maximum Line; or

(b)  the sum of:

                                    (i)    80% of Eligible Accounts; and

                                    (ii) the lesser of (A) the product of
                               the Inventory Advance Rate and Eligible Inventory or (B) the Inventory Cap.

         " 'Inventory Advance Rate' means, during the calendar months of each fiscal year described below, the percentage set forth opposite such calendar month:

              Month

         January, February                         20%
         March                                     25%
         April                                     30%
         May                                       35%
         June, July, August                        40%
         September                                 35%
         October                                   30%
         November                                  25%
         December                                  20%

         " 'Inventory Cap' means, during the calendar months of each fiscal year described below, the amount set forth opposite such calendar month:

              Month

         January, February                       $1,000M
         March                                   $1,500M
         April                                   $2,500M
         May                                     $4,000M
         June, July, August                      $4,500M
         September,                              $4,000M
         October,
         November
         December                                $2,000M

" 'Fifth Amendment' means that certain Fifth Amendment to Amended and Restated Credit and Security Agreement dated as of July 11, 1996."
                  " 'Maturity Date' means August 31, 1998."
                  " 'Maximum Line' means $9,000,000."
                  " 'Revolving Note' means the Borrower's Second Replacement Revolving Note, payable to the Lender in substantially the form of Exhibit A to the Fifth Amendment."

2. Audits Upon Default. Section 2.4(b) of the Credit Agreement is hereby amended by inserting at the end of said Section 2.4(b) the following:

         "further provided, however, that upon and after any Default or Event of Default, the Borrower shall be required to reimburse the Lender for any and all audit or inspection expenses relating to any audit or inspection performed by the Lender or any third party as required by the Lender in its sole and absolute discretion."

3. Minimum Debt Service Coverage Ratio. Section 6.12 of the Credit Agreement is amended in its entirety and replaced with the following new Section 6.12:

          "Section 6.12 Minimum Debt Service Coverage Ratio. The Borrower will maintain its Debt Service Coverage Ratio, determined at the end of each fiscal year, at not less than 1.5 to 1.0."

4. Section 6.13 Deleted. Section 6.13 of the Credit Agreement, relating to Minimum Tangible Net Worth, is hereby deleted in its entirety.

5. Minimum Book Net Worth. Section 6.14 of the Credit Agreement is amended in its entirety and replaced with the following new Section 6.14:

          "Section 6.14 Minimum Book Net Worth. The Borrower will maintain as of the end of each month-end provided below, its Book Net Worth, determined as at the end of each month, at an amount not less than the amount set forth opposite such period:

              Period                      Minimum Book Net Worth

             6/30/96                            $9,180,000
             7/31/96                            $8,970,000
             8/31/96                            $9,145,000
             9/30/96                            $9,370,000
             10/31/96                           $9,820,000
             11/30/96                           $10,220,000
             12/31/96                           $10,420,000


6. Minimum Net Income. Section 6.15 of the Credit Agreement is amended in its entirety and replaced with the following new Section 6.15:

          "Section 6.15 Minimum Net Income. The Borrower will achieve as of each date described below, Net Income, of not less than the amount set forth opposite such date:

               Date                         Minimum Net Income

             6/30/96                            ($340,000)
             7/31/96                            ($550,000)
             8/31/96                            ($375,000)
             9/30/96                            ($150,000)
             10/31/96                            $300,000
             11/30/96                            $700,000
             12/31/96                            $900,000

7. Capital Expenditures. Section 7.10 of the Credit Agreement is amended in its entirety and replaced with the following new Section 7.10:

                  "Section 7.10 Capital Expenditures. The Borrower will not incur Capital Expenditures or contract to incur Capital Expenditures of more than $2,000,000 in the aggregate during fiscal year 1996 or more than $750,000 in the aggregate during any fiscal year thereafter, or more than $100,000 in any one transaction at any time; provided, however, that notwithstanding the $100,000 per transaction limitation, the Borrower may, without the consent of the Lender, incur Capital Expenditures during fiscal year 1996 (i) in an amount not to exceed $200,000 for roof repairs to be performed on certain of the Borrower's facilities and (ii) in an amount not to exceed $600,000 for expansion of the Premises in Webster, South Dakota."

8. No Other Changes. Except as explicitly amended by this Fifth Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

9. Amendment Fee. The Borrower agrees to pay the Lender as of the date hereof a fully earned, non-refundable fee in the amount of $5,000 in consideration of the execution by the Lender of this Amendment.

10. Conditions Precedent. This Amendment shall be effective when the Lender shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to the Lender in its sole discretion:

(d) The Second Replacement Revolving Note substantially in the form of Exhibit A hereto, duly executed on behalf of the Borrower (the "Replacement Revolving Note").

(e) The Trademark Security Agreement substantially in the form of Exhibit C hereto, duly executed on behalf of the Borrower (the "Trademark Security Agreement").

(f) Consent of the Participant.

         (g) A Certificate of the Secretary of the Borrower certifying as to
         (1) the resolutions of the board of directors of the Borrower approving the execution and delivery of this Amendment, (2) the fact that the Articles of Incorporation and Bylaws of the Borrower, which were certified and delivered to the Lender pursuant to the Certificate of Authority of the Borrower's Secretary dated as of August 17, 1995 (the "Certificate of Authority") in connection with the execution and delivery of the Credit Agreement continue in full force and effect and have not been amended or otherwise modified except as set forth in the Certificate to be delivered, and (3) certifying that the officers and agents of the Borrower who have been certified to the Lender, pursuant to the Certificate of Authority, as being authorized to sign and to act on behalf of the Borrower continue to be so authorized or setting forth the sample signatures of each of the officers and agents of the Borrower authorized to execute and deliver this Amendment and all other documents, agreements and certificates on behalf of the Borrower.

         (h)     Payment of the fee described in Paragraph 9.

         (i)     Such other matters as the Lender may require.

11. Representations and Warranties. The Borrower hereby represents and warrants to the Lender as follows:

(j) The Borrower has all requisite power and authority to execute this Fifth Amendment, the Replacement Revolving Note and the Trademark Security Agreement and to perform all of its obligations hereunder, and this Fifth Amendment, the Replacement Revolving Note and the Trademark Security Agreement have been duly executed and delivered by the Borrower and constitute the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

(k) The execution, delivery and performance by the Borrower of this Fifth Amendment, the Replacement Revolving Note and the Trademark Security Agreement have been duly authorized by all necessary corporate action and do not (I) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (II) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (III) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

(l) All of the representations and warranties contained in Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

12. References. All references in the Credit Agreement to "this Agreement" shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in any other Loan Document to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby. Upon the satisfaction of each of the conditions set forth in paragraph 10 hereof, all references in the Credit Agreement or any other Loan Document to the "Revolving Note" shall be deemed amended to describe the Replacement Revolving Note, which Replacement Revolving Note (to the extent it evidences Advances under the Old Revolving Note) shall be issued by the Borrower to the Lender in substitution for and replacement of, but not in payment of, the Old Revolving Note.

13. No Waiver. The execution of this Fifth Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Fifth Amendment.

14. Release. The Borrower hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Fifth Amendment, whether such claims, demands and causes of action are matured or unmatured.

15. Costs and Expenses. The Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Credit Agreement, the Security Documents and all other documents contemplated thereby, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Fifth Amendment and the documents and instruments incidental hereto. The Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses and the fee required under paragraph 9 hereof.

16. Miscellaneous. This Fifth Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be duly executed as of the date first written above.

                                 DAKOTAH, INCORPORATED

                                 By_____________________________________________
                                 Troy Jones, Jr.
                                 Its Chief Executive Officer

                                 NORWEST BUSINESS CREDIT, INC.

                                 By_____________________________________________
                                 Warren G. Lindman
                                 Its Assistant Vice President


                                                                    EXHIBIT A TO
                                                                 FIFTH AMENDMENT

                        SECOND REPLACEMENT REVOLVING NOTE
$9,000,000                                                Minneapolis, Minnesota
                                                                   July 11, 1996

                  For value received, the undersigned, DAKOTAH, INCORPORATED, a South Dakota corporation (the "Borrower"), hereby promises to pay ON DEMAND, to the order of NORWEST BUSINESS CREDIT, INC., a Minnesota corporation (the "Lender"), at its main office in Minneapolis, Minnesota, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Nine Million Dollars ($9,000,000) or, if less, the aggregate unpaid principal amount of all Revolving Advances made by the Lender to the Borrower under the Credit Agreement (defined below) together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Amended and Restated Credit and Security Agreement dated as of August 17, 1995, as amended by a First Amendment to Amended and Restated Credit and Security Agreement dated as of October 5, 1995, a Second Amendment to Amended and Restated Credit and Security Agreement dated as of November 15, 1995, a Third Amendment to Amended and Restated Credit and Security Agreement dated as of March 15, 1996, a Fourth Amendment to Amended and Restated Credit and Security Agreement dated as of June 14, 1996 and a Fifth Amendment to Amended and Restated Credit and Security Agreement dated as of July 11, 1996 (as the same has been heretofore and may hereafter be amended or restated from time to time, the "Credit Agreement") by and between the Lender and the Borrower. The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement. This Note may be prepaid only in accordance with the Credit Agreement.
                  This Note is issued pursuant, and is subject, to the Credit Agreement, which provides, among other things, for acceleration hereof. This
Note is the Revolving Note referred to in the Credit Agreement. To the extent this Note evidences the Borrower's obligations to the Lender under the Borrower's promissory note dated as of November 15, 1995, payable to the Lender in the original principal amount of $6,000,000 (herein the "Old Revolving Note"), this Note is issued in substitution for and replacement of, but not in payment of, the Old Revolving Note.
                  This Note is secured, among other things, pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.
                  The Borrower hereby agrees to pay all costs of collection, including attorneys' fees and legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.
                  Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

                                 DAKOTAH, INCORPORATED

                                 By_____________________________________________
                                 Troy Jones, Jr.
                                 Its Chief Executive officer